SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report, December 19, 2000. Date of earliest event reported, January 15,
                                      1996

             (Exact name of registrant as specified in it's charter)

                                LOCH HARRIS, INC.

            Nevada                                      87-0418799
     State of Incorporation                  IRS Employer Identification Number

515 Capital of Texas Highway, Suite 245                    Austin, Texas 78746
--------------------------------------------------------------------------------
(Address of principal executive offices)                        Zip Code

Registrant's telephone number, including area code:  (512) 328-7808

                    INFORMATION TO BE INCLUDED IN THE REPORT
                    ----------------------------------------

Item  1.  Changes  in  Control  of  Registrant.

          None

Item  2.  Acquisition  or  Disposition  of  Assets.

          None

Item  3.  Bankruptcy  or  Receivership.

          Not  applicable.


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Item  4.  Changes  in  Registrant's  Certifying  Accountant.

                                Loch Harris, Inc.
                               Form 8-K 12-19-2000
                               Auditor Resignation


The Company's auditor, Brown, Graham & Company P.C.(Brown Graham), has advised the Company by its letter dated December 8, 2000, that it was resigning immediately and would no longer serve as independent auditors for the Company and subsidiaries or provide future professional services and that its reports dated March 8, 1999, March 27, 1999 and October 11, 1999 on the Company's financial statements for the year ended December 31, 1996, six months ended June 30, 1997 and years ended June 30, 1998 and 1999 are withdrawn and should no longer be relied upon. Brown Graham stated that its decision to resign and withdraw its reports was the result of (1) Brown Graham's conclusion that it was no longer able to rely upon management's representations and (2) the existence of significant unresolved accounting matters relating to the Company's financial statements as of and for the periods stated above. In recent previous discussions, Brown Graham had expressed concerns to the Company that certain matters had been brought to its attention by the Company's representatives that could require that the financial statements for the periods stated above be amended. Those matters included the following: (1) During the year ended June 30,1999 and thereafter, the Company conducted an offering of its common stock in reliance on Rule 504 of Regulation D under the Securities Act of 1933 and raised a total of $1,000,000 by issuing its unrestricted common stock to a limited group. Although the Company relied on advice of counsel, it appears that the exemption upon which the Company relied may not have been available. The extent of the Company's liability , if any, and the persons to which it may be liable, if any, cannot be determined at this time. Depending upon the resolution of this matter, it could materially effect the disclosure and the financial statements in the Form 10 KSB for the year ended June 30,1999 and subsequent Forms 10 Q; (2) On several occasions during fiscal years 1998 and 1999 and the period subsequent thereto, the Company increased its authorized shares of common stock and issued such stock in a manner which may not have complied with statutory requirements. Depending upon the resolution of this matter, such actions could materially effect the Forms 10 KSB for the years ended June 30, 1998 and 1999 and subsequent Forms 10 Q; (3) The Company purchased the assets of three entities subsequent to the fiscal year ended June 30,1999. The memoranda of understanding relating to the purchase of assets of two of the companies indicated that the effective dates of the purchases would be September 1, 1999 in one case and October 1, 1999 in the other case but both acquisitions were subject to execution of final purchase agreements. The final purchase agreements were not executed until 2000; however, one had an effective purchase date that related back to the September 1, 1999 date and the other had an effective purchase date that related back to October 1, 1999 date. Brown Graham's report for the June 30, 1999 audit was not issued until October 11,1999. As a result, Brown Graham has indicated that it believed further investigation was necessary to determine whether or not the disclosure regarding the asset acquisitions should have been included in the financial statements in the Form 10 KSB for the year ended June 30, 1999 because the effective dates of such purchases were prior to the date of the Brown Graham audit report on October 11,1999; (4) Due to questions that have arisen since the periods stated above, Brown Graham has requested that the Company engage an independent appraiser to ascertain the valuation of the Company's restricted common stock issued to persons, including affiliates, in exchange for services or products during the periods stated above. A substantial number of shares of restricted common stock were issued at various significant discounts from the then market price. Until such appraisal is completed however, Brown Graham has indicated that it is uncertain as to the impact, if any, on the previously issued financial statements audited by Brown Graham; (5) Other matters addressed in management letters issued to the Company which if not resolved could impair internal controls to the point that the Company would not be able to develop reliable financial statements. Such matters include but are not limited to recommendations regarding documentation of meetings for the Company and its subsidiaries; periodic internal financial statements for the Company and its subsidiaries and creation and maintenance of books, records and bank accounts regarding each as a separate entity; documenting expense reimbursements and documenting and reporting to applicable authorities payments by way of cash or issuance of stock for services; creation of an audit committee; and preparation of budgets and projections on a regular basis.
     The Company is reviewing the options and actions it needs to take in connection with Brown Graham's actions and the issues which led to Brown Graham's resignation.

********************************************************************************

                               EXHIBIT TO FORM 8-K
                                 AUDITOR COMMENT


                             BROWN, GRAHAM & COMPANY
                            PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS




Securities and Exchange Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

RE:  Loch Harris, Inc.

We have read the statements that we understand Loch Harris, Inc. will include under Item 4 of the Form 8-K report it will file regarding our resignation as auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                             /s/ Brown, Graham & Company P.C.

Georgetown,  Texas
December  18,  2000


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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it's behalf by the undersigned hereunto duly authorized.

LOCH  HARRIS,  INC.     Registrant


/s/  Rodney  Boone                             /s/  Mark  Baker
---------------------------------              ---------------------------------
     Rodney  Boone, President 12/ 19/2000           Mark Baker, CFO 12/19/2000


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